Filed Pursuant to Rule 424(b)(2) and (3)
                                       Registration File No 333-32311

PRICING SUPPLEMENT NO. 5
Dated March 11, 1999 to
Prospectus dated August 4, 1997.


                       BALTIMORE GAS AND ELECTRIC COMPANY
                           Medium-Term Notes, Series G



Principal Amount:                                         $60,000,000

Original Issue Date:                                      March 16, 1999

Stated Maturity:                                          March 14, 2001

Price to Public:                                          $60,000,000

Agent:                                                    Lehman Brothers Inc.

Agent's Commission:                                       $135,000

Net Proceeds to Company:                                  $59,865,000

CUSIP:                                                    05916M AP 8

Floating Rate Note Interest Rate Information:

     Initial Interest Rate:                      To be set March 12, 1999

     Initial Interest Period:                    March 16, 1999 to June 16, 1999

     Interest Rate Index:                        LIBOR

     Index Maturity:                             3 Months

     Spread:                                     Plus 0.02%

     Maximum Interest Rate:                      None

     Minimum Interest Rate:                      None

     Interest Reset Dates and                    Quarterly as follows:
       Interest Payment Dates:                   6/16/99, 9/15/99, 12/15/99
                                                 3/15/2000, 6/14/2000, 9/14/2000
                                                 12/14/2000 and 3/14/2001

     Interest Determination                      Second Business Day preceding
       Date and Calculation Date:                the Interest Reset Date

                                      Filed Pursuant to Rule 424(b)(2) and (3)
                                      Registration File No 333-32311

PRICING SUPPLEMENT NO. 5
Dated March 11, 1999 to
Prospectus dated August 4, 1997.


                       BALTIMORE GAS AND ELECTRIC COMPANY
                           Medium-Term Notes, Series G
                                (Continued)

     Calculation Agent:                         The Bank of New York

     Record Dates:                              15 calendar days prior to each
                                                Interest Payment Date


We  registered  a  total  of  $200,000,000   worth  of  Notes.  We  have  issued
$200,000,000, including this $60,000,000. This completes the sale of Medium-Term Notes, Series G.


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